Exhibit 99.1

PacificNet Elects Stephen Crystal as Independent Director and Board Member

Monday March 3, 12:46 pm ET

Company Boosts Its Board with Former State Legislator With Extensive Experience in Gaming and Law

MACAU, China, March 3 /Xinhua-PRNewswire-FirstCall/ -- PacificNet, Inc. (Nasdaq: PACT - News), a leading provider of gaming technology, Customer Relationship Management (CRM) and e-commerce in China, announced today that it has elected Stephen Crystal to be a member of the Board of Directors of PacificNet as an Independent Director.

Mr. Crystal is currently Chief Executive Officer and President of TableMAX Holdings, LLC, a leading provider of electronic table games. Mr. Crystal is also a former board member of Las Vegas Gaming, Inc., a game management system operator as well as founder and managing member of JMC Investments, LLC, an investment company whose portfolio includes gaming real estate and operations, gaming technology, hospitality and entertainment, and franchise assets. Prior to that, Mr. Crystal co-founded Barrick Gaming Corporation, which owned and operated six hotel casinos in Las Vegas. Prior to entering the gaming world, Mr. Crystal practiced law at Armstrong Teasdale, LLP, Gage & Tucker L.C, and Wirken & King, P.C. Mr. Crystal also served as an Equal Opportunity Specialist for the United States Department of Labor from May 1990 to May 1992 and served in the New Hampshire House of Representatives from December 1988 to August 1989. Mr. Crystal received his law degree from the American University, Washington College of Law in 1992 and his Bachelor degree from Dartmouth College in Political Science in 1986.

"I am excited to be part of one the world's leading providers of gaming technology,'' said Stephen Crystal. ''I am hoping my 16 years in gaming and gaming technology can compliment an outstanding management team and Board of Directors at PacificNet."

''We are fortunate to welcome Mr. Stephen Crystal to our board,'' said Tong Tong, Chairman and CEO of PacificNet. ''Mr. Crystal's extensive experience in both gaming and law will make him a very valuable asset to our team.''

About PacificNet

PacificNet, Inc. ( http://www.PacificNet.com ) is a leading provider of gaming and mobile game technology worldwide with a focus on emerging markets in Asia, Latin America and Europe. PacificNet's gaming products are localized to their specific markets creating an enhanced user experience for players and larger profits for operators. PacificNet's gaming products include multi- player electronic table games such as baccarat, sicbo and fish-prawn-crab, roulette machines, Server-Based Games (SBG) with multiple client betting stations, slot and bingo machines, Video Lottery Terminals (VLTs), Amusement With Prizes (AWP) machines, gaming cabinet and client/server system designs, online i-gaming software design, and multimedia entertainment kiosks as well as the Octavian line of casino management software, hardware and games. PacificNet's gaming clients include the leading hotels, casinos, and gaming operators in Macau, Europe and elsewhere around the world. PacificNet also maintains legacy subsidiaries in the call center and ecommerce business in China. PacificNet employs about 1,800 staff in its various subsidiaries with offices in the US, Hong Kong, China, UK, Russia, Ukraine, Italy, Germany, Argentina, Colombia, India and Australia. For more information please visit http://www.pacificnet.com and http://www.octavianinternational.com ..

Safe Harbor Statement

This announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

    For more information, please contact:

    PacificNet USA Office:
     Jacob Lakhany
     Tel:   +1-605-229-6678

    PacificNet Beijing Office:
     Becky Zhao
     Tel:   +86-10-5922-5000
     23rd Floor, Building A, TimeCourt,
      No.6 Shuguang Xili, Chaoyang District,
      Beijing, China 100028
     Email: investor@pacificnet.com

    PacificNet Shenzhen Office:
     Alin Chen
     Tel:   +86-755-3322-2088
     Room 4203, JinZhongHuan Business Center,
      Futian District, Shenzhen, China 518040

    PacificNet Macau Office:
     Tel:   +853-2870-4154
     Unit A-C, 12th Floor, Edificio Commercial I Tak,
      No. 126, Rua Da Pequim, Macau, China

Source: PacificNet, Inc.